SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-GRIFFIN LAND & NURSERIES, INC.
          GAMCO ASSET MANAGEMENT INC.
                      10/30/06            2,800            29.0071
                      10/30/06            5,000            29.8000
                      10/27/06              200            29.0850
                      10/27/06            2,000            29.0762
                      10/26/06            1,000            29.5000
                      10/26/06            2,000            29.1040
                      10/10/06              500            31.7500
                      10/05/06              612            32.0000
                      10/04/06            1,388            31.9894
                      10/03/06              300            32.0000
                       9/05/06            1,000            31.3090
                       8/30/06              600            31.3100

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.